Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

CANNABIS GLOBAL, INC.

Convertible Promissory Note

USD $ 440,000 Issuance Dated: June 11, 2021

This Convertible Promissory Note is entered into between Cannabis Global, Inc., a Nevada corporation (the “Company”), with an address of 520 S. Grand Ave, Suite 320, Los Angeles, CA 90071 on the one hand, and Robert L. Hymers, III (“Hymers”), with an address of 520 S. Grand Avenue, Ste. 320, Los Angeles, CA 90071.

Hymers is referred to herein as the “Holder”).

The Principal Amount and interest outstanding shall be due and payable on the date that is 12 months from the Issuance Date.

The due date of any outstanding Principal Amount and interest are referred to herein as the “Maturity Date,” respectively.

All payments under or pursuant to this Note refer to and shall be made in United States Dollars in immediately available funds to the Holders at the address of the Holders first set forth above or at such other place as the Holders may designate from time to time in writing to the Company or by wire transfer of funds to the

Holders’ account (s).

ARTICLE I

Section 1.1 Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear annual interest at 10 percent,

Section 1.2	Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.
Section 1.3	Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holders.
Section 1.4	Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holders with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

a.                    (a) the Company shall fail to make the payment of any amount of principal outstanding on the date such payment is due hereunder;

b.                   (b) the Company shall fail to make any payment of interest for a period of three (3) days after the date such interest is due;

a.                    (c) the suspension from listing, or the failure of the Common Stock to be listed on at least one of the OTC Markets QB tier, Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or The New York Stock Exchange, Inc. for a period of five (5) consecutive Trading Days;

a.                    (d) the Company’s notice to the Holders, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

b.                   (e) the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any accrued and unpaid interest, or (ii) make the payment of any fees and/or liquidated damages under this Note or the Purchase Agreement, which failure in the case of items (i) and (ii) of this Section 2.1(e) is not remedied within three (3) business days after the incurrence thereof;

c.                    (f) default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (e) of this Section 2.1) and such default is not fully cured within five (5) business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within five (5) business days after the occurrence thereof;

d.                   (g) any material representation or warranty made by the Company herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

e.                    (h) the Company shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $100,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the Holders or Holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

f.                    (i) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

g.                   (j) a proceeding or case shall be commenced in respect of the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue un-dismissed, or un-stayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue un-dismissed, or un-stayed and in effect for a period of sixty (60) days; or

a.                    (k) the failure of the Company to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such un-legended certificates to the Holders within five (5) business days of the Holders’ request so long as the Holders has provided reasonable assurances and opinions of counsel to the Company that such shares of Common Stock can be resold pursuant to

Rule 144; or

a.                    (l) the failure of the Company to pay any amounts due to the Holders herein within three (3) business days of receipt of notice to the Company.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holders of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 2.1 (k) or (l), the outstanding principal balance and interest hereunder shall be automatically due and payable and (ii) Sections 2.1 (a)-(j) and 2.1(m)-(n), demand the prepayment of this Note pursuant to Section 3.6 hereof, (b) subject to Section 3.4 hereof, demand that the principal amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price (as defined in Section 3.2(a) hereof) per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date and demand that all accrued and unpaid interest under this Note shall be converted into shares of Common Stock in accordance with Section 1.2 hereof, or (c) exercise or otherwise enforce any one or more of the Holders’ rights, powers, privileges, remedies and interests under this Note. No course of delay on the part of the Holders shall operate as a waiver thereof or otherwise prejudice the right of the Holders. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1 Conversion Option.

a.                    (a) At any time after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holders (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing that portion of the outstanding principal balance and any accrued interest due under this Note as of such date that the Holders elect to convert by the Conversion Price (as defined in Section 3.2(a) hereof) then in effect on the date on which the Holders delivers a notice of conversion (the “Conversion Notice”), duly executed, to the Company (the “Voluntary Conversion Date”), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below. The Holders shall deliver this Note to the Company at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Company will pay interest to the Holders, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

Section 3.2 Conversion Price.

a.	(a) The term “Conversion Price” is $0.04 per share, unless, at the time the amounts due under this Note are eligible for conversion, the Securities and Exchange Commission has not enacted any amendment to the provisions of Rule 144(d)(iii) or other provision in a manner that would adversely affect the tacking of variable rate securities. In such event the Conversion Price shall equal 60% of the lowest trading price of the Company’s Common Stock for the 10 trading days immediately preceding the delivery of a Notice of Conversion to the Company.

a.	(b) Registration Rights. If at any time the Company shall determine to prepare and file with the Commission a registration statement (a “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity on Form S-1, the Company shall cause the registration under the Securities Act of all the shares issuable upon conversion of this Note.

Section 3.3 Mechanics of Conversion.

a.	(a) Not later than three (3) Trading Days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holders’ behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holders’ or its designees, for the number of shares of Common Stock to which the Holders shall be entitled. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Company shall deliver to the applicable Holders by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”). Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holders’ behaves via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holders have complied with the applicable prospectus delivery requirements. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holders by the Delivery Date, the applicable Holders shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note if tendered for conversion, whereupon the Company and the applicable Holders shall each be restored to its position immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Company.

a.	(b) The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holders. If the Company fails to deliver to the applicable Holders such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to such Holders, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Note requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holders’ right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holders shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the applicable Holders shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

Section 3.4 Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

i.                        (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

i.                        (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

1. (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

2. (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

ii.                      (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of Holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the Holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

i.                        (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by Holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

ii.                      (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Company with or into another corporation where the Holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holders shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holders after the Organic Change to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

i.                        (vi) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

1. (1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

1. (2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 3.5(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

1.                   (b) Record Date. In case the Company shall take record of the Holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

1.                   (c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to a bona fide firm underwritten public offering of the Company’s securities, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (iv) the shares of Common Stock issuable upon the exercise of Warrants, (v) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (vi) Common Stock issued or options to purchase Common Stock granted or issued pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist and (vii) the payment of any accrued interest in shares of Common Stock pursuant to this Note.

1.                   (d) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders against impairment. In the event a Holders shall elect to convert any Note as provided herein, the Company cannot refuse conversion based on any claim that such Holders or any one associated or affiliated with such Holders has been engaged in any violation of law, violation of an agreement to which such Holders is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Note shall have issued and the Company posts a surety bond for the benefit of such Holders in an amount equal to one hundred thirty percent (130%) of the amount of the Note the Holders has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holders in the event it obtains judgment.

1.                   (e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holders a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the Holders, at any time, furnish or cause to be furnished to the Holders a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

1.                   (f) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

2.                   (g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holders would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

3.            (h) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock equal to 15,000,000 shares.

4.                   (i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.6 Prepayment.

1.           (a)  Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(a)-(j) and 2.1(m)-(o) hereof, the Holders shall have the right, at such Holders’ option, to require the Company to prepay in cash all or a portion of this Note at a price equal to one hundred thirty percent (130%) of the aggregate principal amount of this Note plus all accrued and unpaid interest applicable at the time of such request (the “Event of Default Prepayment Price”). Nothing in this Section 3.6(a) shall limit the Holders’ rights under Section 2.2 hereof.

1.            (b) Prepayment at the Election of the Company. Notwithstanding anything to the contrary contained in this Note, at any time during the period beginning on the Issuance Date and ending on the date which is one hundred and eighty (180) days following the issue date, the Company shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holders of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 3.6(j). Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holders of the Note at its registered addresses and shall state: (1) that the Company is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Company shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holders as specified by the Holders in writing to the Company at least one (1) business day prior to the Optional Prepayment Date. If the Company exercises its right to prepay the Note, the Company shall make payment to the Holders of an amount in cash (the “Optional Prepayment Amount”) equal to 130%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date.

. Section 3.8 No Rights as Shareholders. Nothing contained in this Note shall be construed as conferring upon the Holders, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholders in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholders of the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Holders at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to Holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such Holders prior to such information being made known to the public. The Company will also give written notice to the Holders at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holders prior to such information being made known to the public.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holders’ right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holders thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holders and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Binding Effect. The obligations of the Company and the Holders set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Holders.

Section 4.8 Compliance with Securities Laws. The Holders of this Note acknowledges that this Note is being acquired solely for the Holders’ own account and not as a nominee for any other party, and for investment, and that the Holders shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH

STATE SECURITIES LAWS.”

Section 4.9 Consent to Jurisdiction. Each of the Company and the Holders (i) hereby irrevocably submits to the exclusive jurisdiction of the State of California for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holders and its successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holders in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

1.           (a) No delay or omission on the part of the Holders in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holders, nor shall any waiver by the Holders of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

1.            (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDERS OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

CANNABIS GLOBAL, INC.

By:	/s/ Arman Tabatabaei
(Principal Executive Officer) Arman Tabatabaei

Dated: June 9, 2021

FORM OF

NOTICE OF CONVERSION

(To be Executed by the Registered Holders in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of Cannabis Global, Inc. (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion: ___________________________________________

Applicable Conversion Price: ___________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holders on the Date of Conversion: